Exhibit 25.1

U\NITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Muriel Shaw

U.S. Bank National Association

1349 West Peachtree Street

Suite 1050

Atlanta, Georgia 30309

(404) 898-8822

(Name, address and telephone number of agent for service)

Windstream Corporation

(exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL OBLIGORS

Delaware	20-0792300
(State or other jurisdiction of incorporation or organization)	(I.RS. Employer Identification No.)

4001 Rodney Parham Road Little Rock, Arkansas	72212-2442
(Address of principal executive offices)	(Zip Code)

7.875% Senior Notes due 2017

Guarantees of 7.875% Senior Notes Due 2017

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter (or other
Governing Document) and Address, Including Zip Code, and
Telephone  Number, Including Area Code, of Registrant’s

Principal Executive Offices*

	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Buffalo Valley Management Services, Inc.	Delaware	84-1619403

Conestoga Enterprises, Inc.	Pennsylvania	23-2565087

Conestoga Management Services, Inc.	Delaware	84-1619408

CT Cellular, Inc.	North Carolina	56-1868838

CT Communications, Inc.	North Carolina	56-1837282

CT Wireless Cable, Inc.	North Carolina	56-1952872

D&E Communications, Inc.	Delaware	27-0147149

D&E Investments, Inc.	Nevada	86-0861452

D&E Management Services, Inc.	Nevada	88-0509645

D&E Networks, Inc.	Pennsylvania	25-1780894

Kerrville Communications Corporation	Delaware	74-2197091

Lexcom, Inc.	North Carolina	56-1942135

PCS Licenses, Inc.	Nevada	88-0397829

Texas Windstream, Inc.	Texas	75-0984391

Valor Telecommunications Enterprises Finance Corp.	Delaware	20-2280110

Windstream CTC Internet Services, Inc.	North Carolina	52-2101328

Windstream Holding of the Midwest, Inc.	Nebraska	47-0632436

Windstream Intellectual Property Services, Inc.	Delaware	26-4741090

Windstream Lexcom Entertainment, LLC	North Carolina	56-2261861

Windstream Lexcom Long Distance, LLC	North Carolina	56-2261863

Windstream Lexcom Wireless, LLC	North Carolina	56-2261865

Windstream Network Services of the Midwest, Inc.	Nebraska	91-1772936

Windstream Sugar Land, Inc.	Texas	74-0672235

Kerrville Cellular, LLC	Texas	74-2513782

Kerrville Mobile Holdings, LLC	Texas	74-3008924

Kerrville Wireless Holdings, LLC	Texas	74-3012850

Oklahoma Windstream, LLC	Oklahoma	73-0630965

Progress Place Realty Holding Company, LLC	North Carolina	27-1255466

Teleview, LLC	Georgia	58-2033040

Valor Telecommunications Enterprises, LLC	Delaware	75-2884398

Valor Telecommunications Enterprises II, LLC	Delaware	75-2950064

Valor Telecommunications Investments, LLC	Delaware	47-0902124

Windstream Alabama, LLC	Alabama	63-0364952

Windstream Arkansas, LLC	Arkansas	71-0400407

Windstream Communications Kerrville, LLC	Texas	74-0724580

Windstream Communications Telecom, LLC	Texas	74-2955898

Windstream Kerrville Long Distance, LLC	Texas	74-2228603

Windstream Oklahoma, LLC	Delaware	71-0406211

Windstream South Carolina, LLC	South Carolina	57-0140680

Windstream Supply, LLC	Ohio	31-4359937

Wireless One of North Carolina, LLC	Delaware	56-1952876

Southwest Enhanced Network Services, LP	Delaware	75-2885419

Valor Telecommunications of Texas, LP d/b/a Windstream Communications Southwest	Delaware	52-2194219

Windstream Southwest Long Distance, LP	Delaware	75-2884847

*The principal place of business for each additional registrant is c/o John P. Fletcher, Esq., Executive Vice President and General Counsel, 4001 Rodney Parham Road, Little Rock, Arkansas 72212-2442, (501) 748-7000.

Exhibit 25.1

Item 1.	General information.

Furnish the following information as to the trustee-

(a)    Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency

         Washington, D.C.

         Federal Deposit Insurance Company

         Washington, D.C.

         The Board of Governors of the Federal Reserve System

         Washington, D.C.

(b)    Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation. None.

Items 3.-15.	Items 3 – 15 are not applicable because, to the best of the knowledge of U.S. Bank National Association (the “Trustee”), the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; provided that exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).

1.      A copy of the articles of association of the Trustee as now in effect. (Exhibit 1 to Exhibit 25.1 to Amendment No. 2 to Form S-4, Registration Number 333-128217, filed by Revlon Consumer Products Corporation)

2.      A copy of the certificate of authority of the Trustee to commence business is contained in the articles of association referred to in Paragraph 1 above.

3.      A copy of the authorization of the Trustee to exercise corporate trust powers. (Exhibit 25.1 to Form S-3ASR, Registration Number 333-155592, filed by ONEOK, Inc.)

4.      A copy of the existing by-laws of the Trustee as now in effect. (Exhibit 4 to Exhibit 25.1 to Form S-3, Registration Number 333-160020, filed by The Phoenix Companies, Inc.)

5. A copy of each indenture referred to in Item 4, if the obligor is in default.

         Not Applicable.

6.      The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.      A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 2009, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 8th day of January, 2010.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Muriel Shaw
Muriel Shaw Assistant Vice President

Exhibit 6

CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 8, 2010

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Muriel Shaw
Muriel Shaw Assistant Vice President

Exhibit 7

REPORT OF CONDITION

(ATTACHED)

U.S. BANK NATIONAL ASSOCIATION	FFIEC 031
RSSD-ID 504713	Quarter End Date 9/30/2009
Last Updated on 10/30/2009

Schedule RC – Balance Sheet

Dollar amounts in thousands

1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin	RCFD0081	4,763,007	1.a.
b. Interest-bearing balances	RCFD0071	517,932	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCFD1754	48,260	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)	RCFD1773	40,515,118	2.b.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold in domestic offices	RCONB987	3,740,525	3.a.
b. Securities purchased under agreements to resell	RCFDB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCFD5369	6,030,194	4.a.
b. Loans and leases, net of unearned income	RCFDB528	177,668,468	4.b.
c. LESS: Allowance for loan and lease losses	RCFD3123	4,573,534	4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCFDB529	173,094,934	4.d.
5. Trading assets (from Schedule RC-D)	RCFD3545	1,327,626	5.
6. Premises and fixed assets (including capitalized leases)	RCFD2145	2,225,493	6.
7. Other real estate owned (from Schedule RC-M)	RCFD2150	989,664	7.
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCFD2130	76,659	8.
9. Direct and indirect investments in real estate ventures	RCFD3656	0	9.
10. Intangible assets:			10.
a. Goodwill	RCFD3163	8,584,806	10.a.
b. Other intangible assets (from Schedule RC-M)	RCFD0426	4,177,523	10.b.
11. Other assets (from Schedule RC-F)	RCFD2160	13,851,241	11.
12. Total assets (sum of items 1 through 11)	RCFD2170	259,942,982	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part 1)	RCON2200	154,695,130	13.a.
1. Noninterest-bearing	RCON6631	34,794,768	13.a.1.
2. Interest-bearing	RCON6636	119,900,362	13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from schedule RC-E, part II)	RCFN2200	25,929,109	13.b.
1. Noninterest-bearing	RCFN6631	0	13.b.1.
2. Interest-bearing	RCFN6636	25,929,109	13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased in domestic offices	RCONB993	2,424,160	14.a.
b. Securities sold under agreements to repurchase	RCFDB995	8,527,185	14.b.
15. Trading liabilities (from Schedule RC-D)	RCFD3548	469,006	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD3190	28,305,774	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures	RCFD3200	7,779,967	19.
20 Other liabilities (from Schedule RC-G)	RCFD2930	6,311,437	20.

Dollar amounts in thousands

21. Total liabilities (sum of items 13 through 20)	RCFD2948	234,441,768	21.
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCFD3838	0	23.
24. Common stock	RCFD3230	18,200	24.
25. Surplus (exclude all surplus related to preferred stock)	RCFD3839	12,642,020	25.
26. Not available			26.
a. Retained earnings	RCFD3632	12,583,703	26.a.
b. Accumulated other comprehensive income	RCFDB530	-1,383,696	26.b.
c. Other equity capital components	RCFDA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCFD3210	23,860,227	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCFD3000	1,640,987	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCFDG105	25,501,214	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCFD3300	259,942,982	29.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2008

	RCFD6724	NR	M.1.
2. Bank’s fiscal year-end date	RCON8678	NR	M.2.